UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

Antares Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32302	41-1350192
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300 Ewing, NJ, 08628
(Address of principal executive offices, including Zip Code)
(609) 359-3020
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 12, 2022, Antares Pharma, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Halozyme Therapeutics, Inc., a Delaware corporation (“Halozyme”), and Atlas Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Halozyme (“Purchaser”).

Pursuant to the Merger Agreement, on the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) no later than April 26, 2022 to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $5.60 per Share in cash (the “Offer Price”), without interest and subject to any withholding of taxes required by applicable legal requirements.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including (1) that the number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn, considered together with all other Shares otherwise beneficially owned by Halozyme or any of its wholly owned subsidiaries (including Purchaser) (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been received, as defined by Section 251(h)(6) of the Delaware General Corporation Law (the “DGCL”)), would represent one more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer, (2) the expiration or termination of the applicable waiting period (or any extension thereof) under the HSR Act (3) and those other conditions set forth in the Merger Agreement.

The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the twentieth business day following the commencement of the Offer, unless otherwise agreed to in writing by Halozyme and the Company. The expiration date may be extended: (i) if, as of the then-scheduled expiration date, any Offer Condition is not satisfied and has not been waived, Purchaser may, in its discretion (and without the consent of the Company or any third party), extend the Offer on one or more occasions, for an additional period of up to ten business days per extension, to permit such Offer Condition to be satisfied; (ii) Purchaser will extend the Offer from time to time for: (A) any period required by any applicable securities law, rule, regulation or other legal requirement, any interpretation or position of the Securities and Exchange Commission (the “SEC”), the staff thereof or Nasdaq applicable to the Offer; and (B) periods of up to ten business days per extension, until the Regulatory Condition (as defined in the Merger Agreement) has been satisfied; and (iii) if, as of the then-scheduled expiration date, any Offer Condition is not satisfied and has not been waived, Purchaser will, at the request of the Company, extend the Offer on one or more occasions for an additional period of up to ten business days per extension, to permit such Offer Condition to be satisfied. In no event will Purchaser: (1) be required to extend the Offer beyond the earlier to occur of (x) the valid termination of the Merger Agreement in accordance with its terms and (y) the first business day immediately following the “End Date” which is the date that is six months from the date of entering into the Merger Agreement, (such earlier occurrence, the “Extension Deadline”); or (2) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of the Company. Purchaser will not terminate the Offer prior to any scheduled Expiration Date without the prior written consent of the Company, except in the event that the Merger Agreement is validly terminated in accordance with its terms.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Halozyme (the “Merger”). The Company, Halozyme and Purchaser will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), the Shares then outstanding (other than Shares (1) held by the Company (or in the Company’s treasury), Halozyme or any direct or indirect wholly owned subsidiary of Halozyme (other than Purchaser), or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (2) irrevocably accepted for purchase in the Offer) will each be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes required by applicable legal requirements.

Each of the Company’s stock options (the “Company Options”) that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective prior to the Effective Time. Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time will be cancelled and converted into the right to receive cash in an amount equal to the total number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by the excess (if any) of the Merger Consideration over the exercise price payable per Share under such Company Option.  Each restricted stock unit award granted pursuant to any of the Company equity plans or otherwise (“Company RSUs”) and each performance restricted stock unit award granted pursuant to any of the Company equity plans or otherwise (“Company PSUs”)  that is outstanding immediately prior to the Effective Time will be cancelled at the Effective Time and converted into the right to receive cash in an amount equal to the number of Shares issuable in settlement of the Company RSU or Company PSU (in the case of Company PSUs at the target level of performance) immediately prior to the Effective Time multiplied by the Merger Consideration for each Share issuable in settlement of such Company RSU or Company PSU.

Representations, Warranties and Covenants

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company has agreed, subject to certain exceptions, to conduct its business in all material respects in the ordinary course and has agreed to certain other operating covenants, as set forth in the Merger Agreement. The Company has also agreed not to directly or indirectly solicit or encourage discussions or negotiations with any third party regarding alternative acquisition proposals.

Termination

The Merger Agreement also contains termination provisions for both the Company and Halozyme and provides that, upon termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to an unsolicited superior offer, the Company will be required to pay a termination fee of $33,000,000 (the “Termination Fee”). A superior offer includes a bona fide written proposal, pursuant to which, if consummated, a third party would acquire, directly or indirectly, more than 50% of the outstanding Shares or 50% of the assets of the Company, that the board of directors of the Company determines in its good faith judgment (after consultation with outside legal counsel and its financial advisors) is reasonably likely to be completed on the terms proposed and, taking into account relevant factors, including legal, regulatory, financial, financing aspects (including certainty of the consummation of the transactions), if consummated, would be more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the terms of the Offer and the Merger.

Any termination of the Merger Agreement by the Company in connection with a superior offer is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination in good faith by the Company’s board of directors (after consultation with outside legal counsel and its financial advisors) that such termination would be reasonably likely to be inconsistent with their fiduciary duties to the Company’s stockholders under applicable law, payment of the Termination Fee by the Company and the concurrent execution of a definitive agreement between the Company and such third party. In addition, either the Company or Halozyme may terminate the Merger Agreement if the Purchaser has not accepted the Shares validly tendered pursuant to the Offer for payment on or prior to 5:00 p.m., Eastern Time, on the End Date.

Additional Information

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement (which are qualified by information in confidential disclosure schedules delivered by the Company to Halozyme in connection with the signing) were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to the Merger Agreement, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the applicable parties’ public disclosures.

Notice to Investors and Security Holders

The tender offer referred to in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Halozyme and its acquisition subsidiary will file with the SEC. The solicitation and offer to buy Shares of the Company will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Halozyme and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal, the solicitation/recommendation statement and certain other tender offer documents will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Halozyme or the Company. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://www.antarespharma.com/investors/sec-filings or by contacting the Company’s investor relations contact at +1 609-359-3016. Copies of the documents filed with the SEC by Halozyme will be available free of charge on Halozyme’s internet website at https://ir.halozyme.com or by contacting Halozyme’s Investor Relations Department at ir@halozyme.com.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Halozyme, as well as the solicitation/recommendation statement to be filed by the Company, the Company will also file annual, quarterly and current reports with the SEC. The Company’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

The information contained in this Current Report on Form 8-K is as of April 13, 2022. The Company assumes no obligation to update forward-looking statements contained in this Current Report on Form 8-K as the result of new information or future events or developments, except as may be required by law.

This Current Report on Form 8-K contains forward-looking information related to the Company and the proposed acquisition of the Company that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about the potential benefits of the proposed acquisition; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the acquisition; statements about the expected timetable for completing the transaction; the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, the Company’s products and partnered products and the anticipated timing of closing of the proposed acquisition.

Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory clearance) in the anticipated timeframe or at all; uncertainties as to how many of the Company’s stockholders will tender their shares of the Company’s common stock in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to the timing (including possible delays) and receipt of clearance or expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; the uncertainty regarding the ongoing COVID-19 pandemic, including new strains of the virus, and the mitigation measures and other restrictions implemented in response to the same and the impact on demand for the Company’s products, new patients and prescriptions, future revenue, product supply, clinical trials, and the Company’s overall business; risks related to the commercial launch, market acceptance, payor coverage and future prescriptions and revenue for TLANDO™; actions by the FDA and other regulatory agencies with respect to the Company’s or its partners’ products or product candidates; uncertainties related to the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development; uncertainties as to the commercial success of the Company’s products or partner products and growth in product, development, licensing and royalty revenue and uncertainties as to the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities.

Further descriptions of risks and uncertainties relating to the Company can be found in the Company’s Registration Statement on Form S-1, as amended, Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.antarespharma.com/investors/sec-filing.

These forward-looking statements are based on numerous assumptions and assessments made by the Company in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although it is believed that the expectations reflected in the forward-looking statements in this Current Report on Form 8-K are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On April 12, 2022, the board of directors of the Company adopted an amendment to the Company’s existing Amended and Restated By-laws (the “By-laws”) by adding a new Section 7.1 containing a forum selection provision (the “Amendment”). Generally, the Amendment provides that unless the Company consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the DGCL or the Company’s Certificate of Incorporation or By-laws (each, as in effect from time to time), or (iv) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company’s governed by the internal affairs doctrine of the State of Delaware.

This summary is qualified in its entirety by reference to the Amendment to the By-laws, dated April 12, 2022, and filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

On April 13, 2022, Halozyme and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2022, by and among Halozyme Therapeutics, Inc., Atlas Merger Sub, Inc., and Antares Pharma, Inc.*

3.1	Amendment to the Company’s Amended and Restated By-laws, dated April 12, 2022

99.1	Joint Press Release by Antares Pharma, Inc. and Halozyme Therapeutics, Inc., dated April 13, 2022

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Antares Pharma, Inc.

By:	/s/ Fred M. Powell
Fred M. Powell
Executive Vice President and Chief Financial Officer

Dated: April 13, 2022